SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            ________________________

                                    FORM 8-K
                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934
                           __________________________


Date of Report (Date of earliest event reported): July 2, 2001



                               PRO NET LINK CORP.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


       Nevada                                                    88-0333454
----------------------------                                 -------------------
(State or other jurisdiction                                  (I.R.S. Employer
    of incorporation or                                      Identification No.)
      organization)


                                    000-26541
                            ------------------------
                            (Commission File Number)


645 Fifth Avenue, Suite 303, New York, NY                               10022
----------------------------------------                              ----------
(Address of principal executive offices)                              (Zip Code)

                                  (212)688-8838
              ----------------------------------------------------
              (Registrant's telephone number, including area code)



Item 3.  Bankruptcy

On July 2, 2001, Pro Net Link Corp. filed a voluntary petition for bankruptcy under Chapter 7 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Southern District of New York. The case was assigned to Judge Gerber, (case number 01-41827).

Pro Net Link, which is a development stage corporation, elected to file for Chapter 7 bankruptcy due to: 1) Pro Net Link's inability to meet its financial obligations as said obligations become due, 2) the continued absence of any significant revenue from business operations or otherwise, and 3) Pro Net Link's inability to obtain new investment capital or to find a merger or acquisition partner to allow operations to continue.

Under Chapter 7 of the United States Bankruptcy Code, a trustee will be appointed to liquidate the assets of Pro Net Link and to distribute proceeds, if any remain after payment of administrative expenses, to the creditors of Pro Net Link, in accordance with the Bankruptcy Code.

Item 7. Exhibits

(C) EXHIBITS

NONE.



                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 2, 2001



                                        PRO NET LINK CORP.
                                        (Registrant)




                                        By: /s/ JEAN PIERRE COLLARDEAU
                                            ----------------------------
                                            Name: Jean Pierre Collardeau
                                            Title: President and Secretary